As filed with the Securities and Exchange Commission on February 3, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-2670991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Franklin Parkway
San Mateo, California	94403
(Address of Principal Executive Offices)	(Zip Code)

FRANKLIN RESOURCES, INC. 1998 EMPLOYEE STOCK INVESTMENT PLAN
FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN
(Full title of the plan)

Beth McAuley O’Malley
Assistant Secretary
One Franklin Parkway
San Mateo, California 94403
(Name and address of agent for service)

(650) 312-2000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (the “Registration Statement”) is filed by Franklin Resources, Inc. (the “Registrant”) for the purpose of registering additional shares of its common stock, par value $0.10 per share (the “Common Stock”), under the Registrant’s 1998 Employee Stock Investment Plan (as amended and restated, the “ESIP”) and 2002 Universal Stock Incentive Plan (as amended and restated, the “USIP”).

On December 17, 2025, the board of directors of the Registrant approved, subject to stockholder approval, the amendment and restatement of the ESIP to increase the number of shares of Common Stock available for delivery thereunder by 5,000,000 shares, which amendment and restatement was approved by the stockholders of the Registrant and made effective on February 3, 2026.

On December 17, 2025, the board of directors of the Registrant approved, subject to stockholder approval, the amendment and restatement of the USIP to increase the number of shares of Common Stock available for delivery thereunder by 25,000,000 shares, which amendment and restatement was approved by the stockholders of the Registrant and made effective on February 3, 2026.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registrant’s registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 1998 (File No. 333-48171); December 31, 1998 (File No. 333-70035); July 21, 1999 (File No. 333-83377); October 22, 1999 (File No. 333-89517); March 27, 2001 (File No. 333-57682); October 29, 2002 (File No. 333-100801); March 17, 2003 (File No. 333-103869); May 31, 2007 (File No. 333-143402); May 4, 2011 (File No. 333-173905); July 28, 2020 (File No. 333-240145); March 19, 2021 (File No. 333-254488); and March 21, 2024 (File No. 333-278153),  including any amendments thereto, are incorporated herein by reference and made part of this Registration Statement. Any items in such registration statements not expressly changed hereby shall be as set forth in such registration statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the SEC, are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 10, 2025;

(b) The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2025, filed with the SEC on January 30, 2026;

(c) The Registrant’s current reports on Form 8-K, filed by the Registrant with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above, including on December 15, 2025 and December 17, 2025 ; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the SEC on November 6, 1986, including any amendment or report filed with the SEC for the purpose of updating that description, including Exhibit 4.16 to the Registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 23, 2020.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. The Registrant’s Exchange Act file number with the SEC is 001-09318. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Registrant files after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Certificate of Incorporation of Registrant, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”).

4.2	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report.
4.3	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report.
4.4	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report.
4.5
Certificate of Amendment of Certificate of Incorporation of Registrant, as filed February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318).

4.6
Amended and Restated Bylaws of Registrant (as adopted and effective July 8, 2025), incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on July 9, 2025 (File No. 001-09318).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).
99.1
Franklin Resources, Inc. 1998 Employee Stock Investment Plan (as amended and restated effective as of February 3, 2026), incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 22, 2025 (File No. 001-09318).

99.2
Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (as amended and restated effective as of February 3, 2026), incorporated by reference to Appendix B to Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 22, 2025 (File No. 001-09318).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 3rd day of February, 2026.

FRANKLIN RESOURCES, INC.

By:	/s/ Jennifer M. Johnson
	Name:	Jennifer M. Johnson
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer M. Johnson, Thomas C. Merchant and Beth McAuley O’Malley and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	CAPACITY	DATE

/s/ Mariann Byerwalter	Director	February 3, 2026
Mariann Byerwalter

/s/ Alexander S. Friedman	Director	February 3, 2026
Alexander S. Friedman

/s/ Gregory E. Johnson	Director	February 3, 2026
Gregory E. Johnson

/s/ Jennifer M. Johnson	Chief Executive Officer	February 3, 2026
Jennifer M. Johnson	and Director (Principal Executive Officer)

/s/ Rupert H. Johnson, Jr.	Director	February 3, 2026
Rupert H. Johnson, Jr.

/s/ John Y. Kim	Director	February 3, 2026
John Y. Kim

/s/ Karen M. King	Director	February 3, 2026
Karen M. King

/s/ Matthew Nicholls	Co-President, Chief Financial Officer and	February 3, 2026
Matthew Nicholls	Chief Operating Officer (Principal Financial Officer)

/s/ Anthony J. Noto	Director	February 3, 2026
Anthony J. Noto

/s/ Lindsey H. Oshita	Chief Accounting Officer	February 3, 2026
Lindsey H. Oshita	(Principal Accounting Officer)

/s/ John W. Thiel	Director	February 3, 2026
John W. Thiel

/s/ Seth H. Waugh	Director	February 3, 2026
Seth H. Waugh

/s/ Geoffrey Y. Yang	Director	February 3, 2026
Geoffrey Y. Yang